                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           BENTON OIL & GAS COMPANY
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

[LOGO]



June 6, 1996



Dear Fellow Stockholder:

You are cordially invited to attend the 1996 Annual Meeting of Stockholders of Benton Oil and Gas Company to be held on Wednesday, July 10, 1996, at the Four Seasons Biltmore Hotel, 1260 Channel Drive, Santa Barbara, California at 10:00 a.m. For those stockholders wishing to stay at the Four Seasons Biltmore Hotel, there are a limited number of rooms available the nights of July 9, 10, 11 and 12, at significantly reduced rates. Please mention that you are a Benton stockholder when making your reservation.

The matters to be acted on at the meeting are set forth in the accompanying Notice of Annual Meeting and Proxy Statement.

During this meeting, we will report on the operations of the Company during 1995 and its plans for 1996. Your board of directors, executive officers and management look forward to personally greeting and answering the questions of those stockholders able to attend.

It is important that your shares be represented at the meeting. Please sign, date and mail the enclosed proxy in the envelope provided at your earliest convenience. If you attend the meeting, you may, at your discretion, withdraw the proxy and vote in person.

It is always a pleasure to meet with our stockholders, and we personally look forward to seeing as many of you as possible at the Annual Meeting.


                                       Sincerely,



                                       A. E.  BENTON
                                       Chairman of the Board and
                                       Chief Executive Officer

                           BENTON OIL AND GAS COMPANY
                         1145 EUGENIA PLACE, SUITE 200
                         CARPINTERIA, CALIFORNIA 93013
                                 (805) 566-5600


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


TO OUR STOCKHOLDERS:

   The Annual Meeting of Stockholders of Benton Oil and Gas Company, a Delaware corporation (the "Company"), will be held at the Four Seasons Biltmore Hotel, 1260 Channel Drive, Santa Barbara, California on the 10th day of July, 1996 at 10:00 a.m., Pacific Daylight Time, for the following purposes:

     1.  To elect (6) six directors to the Board of Directors for terms of one
         (1) year or until their successors are elected and qualified;

     2. To approve an amendment to the Company's 1991-1992 Stock Option Plan to increase the number of shares authorized to be issued thereunder from 2,500,000 shares to 3,400,000 shares;

     3. To approve and ratify the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending December 31, 1996; and

     4. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

   Only stockholders of record at the close of business on May 24, 1996 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. The stock transfer books will not be closed. A list of stockholders of the Company as of May 24, 1996 will be available for inspection by stockholders of the Company at the Four Seasons Biltmore Hotel, 1260 Channel Drive, Santa Barbara, California during the ten (10) days immediately preceding the date of the Annual Meeting.

                                       By Order of the Board of Directors



                                       TONI L. JACKSON
                                       Secretary

June 6, 1996

                                   IMPORTANT

PLEASE VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                         THANK YOU FOR ACTING PROMPTLY

                           BENTON OIL AND GAS COMPANY
                         1145 EUGENIA PLACE, SUITE 200
                         CARPINTERIA, CALIFORNIA 93013
                                 (805) 566-5600


                              ____________________

                                PROXY STATEMENT
                              ____________________



   The accompanying Proxy is solicited by the Board of Directors of Benton Oil and Gas Company (the "Company") for use at the Annual Meeting of Stockholders to be held on July 10, 1996, at 10:00 a.m., Pacific Daylight Time, at the Four Seasons Biltmore Hotel, 1260 Channel Drive, Santa Barbara, California, or at any adjournments thereof. When the Proxy is properly executed and returned to the Company, the shares it represents will be voted at the Annual Meeting in accordance with the directions noted thereon or, if no direction is indicated, such shares will be voted in favor of the proposals set forth in the Notice of Annual Meeting of Stockholders attached hereto. The shares represented by any Proxy which directs abstention on any proposal will not be voted on such proposal, but will be included in calculating the shares represented by Proxy at the Annual Meeting. Broker non-votes on the proposals are treated as shares as to which voting power has been withheld by the beneficial holders of those shares, and as shares not entitled to vote on the proposal as to which there is a broker non-vote. Any stockholder may revoke his or her Proxy at any time before it is voted by delivering a later Proxy to the Secretary of the Company at the Company's principal office. A stockholder may also revoke his or her Proxy at any time before it is voted at the Annual Meeting by delivering a later Proxy to the Secretary of the Company, or by voting in person at the Annual Meeting. The cost of the solicitation of Proxies will be borne by the Company.

   Only stockholders of record at the close of business on May 24, 1996 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

   The Company has outstanding only common stock, $.01 par value (the "Common Stock"), of which 26,896,156 shares were issued and outstanding at the close of business on May 24, 1996. Each outstanding share of Common Stock is entitled to one vote.

   This Proxy Statement, together with the Notice of Annual Meeting of Stockholders, Proxy and the Annual Report of the Company for the fiscal year ended December 31, 1995, was first mailed to stockholders on or about June 12, 1996.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth information with respect to (i) each person known to the Company to be the beneficial owner of more than five percent of the issued and outstanding Common Stock of the Company as of May 24, 1996, (ii) the directors, (iii) certain of the executive officers, and (iv) all officers and directors as a group. The Common Stock ownership information includes current stockholdings, Common Stock subject to options under the Company's stock option plans which are currently exercisable or exercisable within 60 days and securities which are convertible into shares of Common Stock within 60 days.



NAME AND ADDRESS OF                                  SHARES BENEFICIALLY      PERCENTAGE OF SHARES
BENEFICIAL OWNER                                            OWNED             BENEFICIALLY OWNED (1)
- ---------------------------------------------------------------------------------------------------
Scudder, Stevens & Clark, Inc.                             2,118,600  (2)            7.88%
   345 Park Avenue
   New York, NY  10154

A.E. Benton                                                1,410,000  (3)            5.09%

Michael B. Wray                                              109,300  (4)              *

William H. Gumma                                             260,000  (5)              *

Joseph C. White                                               70,000  (6)              *

Clarence Cottman, III                                         75,967  (7)              *

E. Sven Hagen                                                101,667  (8)              *

Bruce M. McIntyre                                            100,000  (9)              *

Richard W. Fetzner                                            71,667  (10)             *

Garrett A. Garrettson                                         10,000  (11)             *

All directors and executive officers as a group            2,686,834  (12)           9.32%
    (12 persons)


     *Less than 1%

(1) The percentage of Common Stock is based upon 26,896,156 shares of Common Stock outstanding as of May 24, 1996.
(2) The number of shares and the nature of beneficial ownership of Scudder, Stevens & Clark, Inc. is as of December 31, 1995 and is based upon the
     Schedule 13G filed with the Securities and Exchange Commission.   Pursuant
     to such Schedule 13G, Scudder, Stevens & Clark, Inc. reported sole dispositive power with respect to all such shares and disclaimed beneficial ownership.
(3) Includes 810,000 shares subject to options which are currently exercisable or exercisable within 60 days after May 24, 1996, under the Company's stock option plans.
(4) Includes 90,000 shares subject to options which are currently exercisable or exercisable within 60 days after May 24, 1996, under the Company's stock option plans.
(5) Includes 260,000 shares subject to options which are currently exercisable or exercisable within 60 days after May 24, 1996, under the Company's stock option plans.
(6) Includes 70,000 shares subject to options which are currently exercisable or exercisable within 60 days after May 24, 1996, under the Company's stock option plans.
(7) Includes 75,967 shares subject to options which are currently exercisable or exercisable within 60 days after May 24, 1996, under the Company's stock option plans.
(8) Includes 101,667 shares subject to options which are currently exercisable or exercisable within 60 days after May 24, 1996, under the Company's stock option plans.
(9) Includes 90,000 shares subject to options which are currently exercisable or exercisable within 60 days after May 24, 1996, under the Company's stock option plans.
(10) Includes 71,667 shares subject to options which are currently exercisable or exercisable within 60 days after May 24, 1996, under the Company's stock option plans.
(11) Includes 10,000 shares subject to options which are currently exercisable or exercisable within 60 days after May 24, 1996, under the Company's stock option plans.
(12) Includes 1,922,633 shares subject to options which are currently exercisable or exercisable within 60 days after May 24, 1996, under the Company's stock option plans.

                      PROPOSAL 1. - ELECTION OF DIRECTORS

GENERAL

   The Bylaws of the Company provide for a Board of Directors composed of six directors. Directors are elected at the annual stockholders' meeting and hold office until the next annual stockholders' meeting or until their successors are elected and qualified. The Company's six current directors are A.E. Benton, Michael B. Wray, Bruce M. McIntyre, Richard W. Fetzner, William H. Gumma and Garrett A. Garrettson.

   Except where authority to vote is withheld, the proxyholders will vote the Proxies received by them FOR the nominees shown below for terms of one year or until their successors are duly elected and qualified. Although the Board of Directors has no reason to believe that any of the nominees will decline or be unable to serve as a director, should that occur the Proxies will be voted by the proxyholders for such other persons as may be designated by the present Board of Directors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS.

INFORMATION REGARDING NOMINEES

   The following information was supplied to the Company by the listed nominees of the Company.


                                                                              FIRST YEAR ELECTED
NAME                       AGE             PRINCIPAL OCCUPATION                       OR
                                                                              APPOINTED DIRECTOR
- --------------------------------------------------------------------------------------------------
A. E. Benton                53   Chairman of the Board and Chief                     1988
                                 Executive Officer of the Company

Michael B. Wray             60   President and Chief Financial Officer of            1988
                                 the Company

Bruce M. McIntyre           68   Private Investor; Oil and Gas Consultant            1988

Richard W. Fetzner          67   Associate Professor of California                   1990
                                 Lutheran University

William H. Gumma            48   Senior Vice President - Operations of               1994
                                 the Company; Managing Director of Benton-
                                 Vinccler

Garrett A. Garrettson       52   Chief Executive Officer and President of            1996
                                 Spectrian Corporation


A. E. BENTON

   A. E. Benton, founder of the Company, was first elected Chief Executive Officer and Chairman of the Board of the Company in September 1988. He has served as director of the Company since September 1988. From 1986 to October 1988, Mr. Benton was employed as president and director of Benton Petroleum Company. From 1981 to 1986, Mr. Benton was employed by May Petroleum Inc., becoming its senior vice president of exploration. From 1979 to 1981, Mr. Benton was employed by TransOcean Oil Company and, upon TransOcean's acquisition by Mobil Oil Corporation, he was employed by another subsidiary of Mobil Oil Corporation as manager of geophysics. He was employed from 1968 to 1979 by Amoco Oil Company in various positions, including director of applied geophysical research. Mr. Benton has a B.S. degree in geophysics from California State University.

MICHAEL B. WRAY

   Michael B. Wray was first elected President and Chief Financial Officer of the Company in January 1996. He has served as director of the Company since November 1988. From January 1994 through December 1995, Mr. Wray served as a consultant to the Company. From January 1992 until July 1993, Mr. Wray served as vice president-finance and administration of Del Mar Operating, Inc. From 1985 through 1991, Mr. Wray served as an independent financial consultant to oil and gas exploration and production companies. From 1979 to 1985, Mr. Wray served as a senior financial officer of Guardian Oil Company, Huffco Petroleum Corporation and May Petroleum, Inc. Prior to that time, Mr. Wray worked for over 15 years in New York as an investment banker, security analyst and officer in various investment firms including Donaldson, Lufkin & Jenrette, Inc., Drexel & Co. and L.F. Rothschild & Co. Mr. Wray began his career as an attorney with Morgan, Lewis & Bockius in Philadelphia. Mr. Wray holds a B.A. degree from Amherst College and a law degree from Columbia Law School.

BRUCE M. MCINTYRE

   Bruce M. McIntyre has served as director of the Company since November 1988. Mr. McIntyre is a private investor and a consultant in the oil and gas industry, in which he has been involved since 1952. He also serves in a management capacity with several small, private companies in the energy field. He currently serves as a director of MSC Corp., a private company which manages oil wells in Illinois. From 1981 to 1984, Mr. McIntyre served as president of Rocky Mountain Exploration Company, ultimately negotiating its merger into Carmel Energy, Inc., on whose board of directors he served until March 1986. Prior to that time, Mr. McIntyre held various management positions with C&K Petroleum, Inc. (now ENSTAR Petroleum, Inc.), Jenney Oil Company and Sinclair Oil & Gas Company. Mr. McIntyre is a graduate of Harvard College and the Harvard University Graduate School of Business Administration.

RICHARD W. FETZNER

   Richard W. Fetzner has served as director of the Company since May 1990. Since 1989, Dr. Fetzner has been an associate professor of business administration at California Lutheran University in Thousand Oaks, California. From 1984 to 1989, Dr. Fetzner served in various academic capacities at the University of Singapore and California Lutheran University and was a consultant to the World Bank. From 1979 to 1984, Dr. Fetzner served as group vice president of Sun Company, Inc. and president of Sun Exploration and Production Company in Dallas, Texas. From 1958 to 1979, he served in various management and professional positions with Sun Oil Company and its subsidiaries including president of Sun International, Inc. and Sun Marine Transport, Inc. Dr. Fetzner holds a B.A. from Augustana College, an M.S. in geology from the University of Wisconsin, a Ph.D. in geology and economics from the University of Wisconsin and an M.B.A. from Drexel University. Dr. Fetzner is the father-in-law of Clarence Cottman, III, an officer of the Company.

WILLIAM H. GUMMA

   William H. Gumma was first elected Vice President -- Gulf Coast Operations in August 1989 and was elected Senior Vice President-Operations of the Company in September 1990. In December 1995, Mr. Gumma was elected Managing Director of Benton-Vinccler. In September 1994, Mr. Gumma was appointed a director of the Company to fill a vacancy on the Board of Directors. From 1988 to 1989, Mr. Gumma was chief geophysicist-international for Maxus Energy Corp. (formerly Diamond Shamrock, Inc.), where he directed geophysical exploration in Europe, South America and North Africa. From 1986 to 1988, Mr. Gumma served as vice president of exploration for BHB Petroleum, Inc. From 1983 to 1986, Mr. Gumma served as chief geophysicist and later as Gulf Coast exploration manager for May Petroleum, Inc. From 1980 to 1983, Mr. Gumma served as chief geophysicist for Spectrum Oil and Gas Company. From 1978 to 1980, he was district geophysicist for Inexco Oil Company. From 1972 to 1978, Mr. Gumma was employed by Amoco Oil Company in various positions. Mr. Gumma received his B.S. from the Colorado School of Mines and his M.S. in geophysics from Oregon State University.

GARRETT A. GARRETTSON

   Garrett A. Garrettson has served as director of the Company since his appointment to fill a vacancy created by the Board in January 1996. In 1996, Mr. Garrettson was elected chief executive officer and president of Spectrian Corporation, a publicly held company which is a leading independent supplier of high-power amplifiers to the wireless communications industry. In 1995, Mr. Garrettson was elected as chairman, chief executive officer and president of Contract Recording Technology, Inc. In addition, since 1993, he has served as president and chief executive officer of Censtor Corporation. From 1986 to 1989, Mr. Garrettson served as vice president of Imprimis Technology. Prior to that time, after serving in the United States Navy and Naval Reserves, Mr. Garrettson held various positions with Hewlett Packard Company, including laboratory director, department manager, project manager, and research engineer. Mr. Garrettson graduated from Stanford University with a B.S. and M.S. in engineering physics, and a Ph.D. in mechanical engineering.

MEETINGS AND COMMITTEES OF THE BOARD

   The Board of Directors, pursuant to its powers, has designated a Compensation Committee, an Audit Committee and a Finance Committee. The Board of Directors has no Nominating Committee or other committee which performs similar functions. The Board of Directors held five regularly scheduled meetings and held one telephonic meeting during the year ended December 31, 1995. Each member of the Board of Directors attended at least 75% of the aggregate number of meetings held in 1995 of the Board of Directors and the number of meetings held by all committees of the Board on which he served.

   The Compensation Committee is responsible for making recommendations to the Board of Directors regarding salaries, benefits and bonuses to be paid to Company officers, employees and consultants. In addition, the Compensation Committee has responsibility for the administration of the Company's stock option plans. Messrs. McIntyre and Fetzner are presently members of this committee. During the year ended December 31, 1995, the Compensation Committee held two meetings, took one action in writing without a meeting and held two telephonic meetings.

   The primary functions of the Audit Committee include making recommendations to the Board of Directors on the selection of the Company's auditors, reviewing the arrangements and scope of the independent auditors' examination, meeting with the independent auditors to review the adequacy of internal controls, reviewing the scope of internal audit procedures and performing any other duties or functions deemed appropriate by the Board of Directors. Messrs. Fetzner and McIntyre are presently members of this committee. The Audit Committee held three meetings during the year ended December 31, 1995.

   In recognition of the complex nature of the financing and reporting requirements of the Company, particularly related to the future financing of its international projects, the Board of Directors of the Company formed the Finance Committee of the Board. The Finance Committee is responsible for reviewing the terms of proposed financings and making recommendations to the Board of Directors. Messrs. Benton, McIntyre and Wray are presently members of this committee. The Finance Committee held four meetings during the year ended December 31, 1995.


                                    MANAGEMENT

INFORMATION REGARDING EXECUTIVE OFFICERS

Information with respect to the executive officers of the Company as of May 24, 1996 is set forth below:



NAME                        AGE                  POSITION
- ----------------------------------------------------------------------------------------------------------

A.E. Benton (1)             53   Chairman of the Board and Chief Executive Officer
Michael B. Wray (1)         60   President and Chief Financial Officer
William H. Gumma (1)        48   Senior Vice President - Operations; Managing Director of Benton-Vinccler
Joseph C. White             65   Vice President - Operations
Clarence Cottman, III       40   Vice President - Business Development
E. Sven Hagen               39   Vice President - Exploration and Development
David H. Pratt              46   Vice President - International Finance
Gregory S. Grabar           41   Vice President - Corporate Development and Administration
Chris C. Hickok             38   Vice President - Controller; Chief Accounting Officer

- -------------------
(1) See "Information Regarding Nominees."

JOSEPH C. WHITE was elected Vice President-Operations of the Company in February 1993. Previously, Mr. White was president of J.C. White & Associates, Inc., an independent consulting firm that prepared the Company's independent reserve reports from 1988 through 1992. Mr. White was employed by Texaco for 30 years in a variety of engineering and management positions. In 1968, he was appointed assistant to the vice president for Latin America and Trinidad in Texaco's New York City executive office and in 1971 was appointed assistant to the senior vice president for Texaco's worldwide producing operations. In 1972, he was appointed assistant division manager for Texaco's Denver Division in Colorado. In this position, he was responsible for all engineering and operational matters for Texaco's operations in the Rocky Mountain area.

CLARENCE COTTMAN, III was first appointed Land Manager in June 1989, was elected Vice President-Land of the Company in September 1990 and was elected Vice President-Business Development in July 1993. Mr. Cottman, a Certified Petroleum Landman, was previously employed by Oryx Energy Company (formerly Sun Exploration and Production Company) from June 1982 to May 1989. Mr. Cottman had held a variety of exploration and production land positions in Oryx's Dallas, Houston, and Denver offices. Most recently, he was district landman for Oryx in Ventura, California, responsible for all land activity on the West Coast. Mr. Cottman holds a B.A. degree from Rochester Institute of Technology and an M.B.A. from the University of Rhode Island. Mr. Cottman is the son-in-law of Richard
W. Fetzner.

E. SVEN HAGEN was first appointed gulf coast geologist in March 1990 and was elected Vice President-Exploration and Development in July 1995. From March 1987 to February 1990, Mr. Hagen was employed by Shell Oil Company as an exploration geologist responsible for the technical evaluation of the oil and gas potential of West Africa salt basins including Angola, Congo, Gabon and Namibia. From December 1985 to February 1987, Mr. Hagen was employed by Standard Oil Production Company as an Exploration Geologist. Mr. Hagen holds a B.A. degree in geology from the University of California at Santa Barbara and a Ph.D. in geology from the University of Wyoming.

DAVID H. PRATT was elected Vice President-International Finance in January 1996. From April 1989 to December 1995, Mr. Pratt served as Vice President-Finance, Chief Financial Officer and Treasurer of the Company. From 1987 to 1989, Mr. Pratt was a consultant in the accounting services and systems industry. From 1982 to 1987, Mr. Pratt was employed by May Petroleum Inc., becoming assistant treasurer. He also served as budget and planning manager, and managed corporate and partnership investor relations and other administrative areas. From 1974 to 1982, Mr. Pratt was employed by Arthur Andersen & Co., and he became a Certified Public Accountant in 1975. Mr. Pratt holds B.S. and M.B.A. degrees from Texas Christian University.

GREGORY S. GRABAR was first elected Vice President-Corporate Development and Administration in April 1993 and was first appointed manager of administration in October 1990. From 1989 to 1990, Mr. Grabar was in the corporate finance department of Citicorp Real Estate, Inc. From 1988 to 1989, Mr. Grabar was a consultant in the accounting services industry. From 1981 to 1988, Mr. Grabar was a vice president in the corporate finance department at Bateman Eichler, Hill Richards, Inc., a Kemper Securities Inc. company. From 1977 to 1981, Mr. Grabar was in both the audit and tax departments of Arthur Andersen & Co. and became a Certified Public Accountant. Mr. Grabar graduated cum laude from California State University with a B.A. in business administration and received his M.B.A. from the University of California at Los Angeles.

CHRIS C. HICKOK was first appointed controller in November 1991 and was elected Vice President-Controller and Chief Accounting Officer in January 1995. From March 1979 to September 1991, Mr. Hickok was employed by Mission Resources, Inc. and held various positions in the accounting and finance department including financial analyst, assistant controller and controller. Mr. Hickok holds a B.S. degree in business administration from California State University and is a Certified Management Accountant.

                                    EXECUTIVE COMPENSATION

REMUNERATION OF EXECUTIVE OFFICERS

   The following table sets forth as to the Chief Executive Officer and the most highly compensated executive officers, whose annual salaries and bonuses exceeded $100,000, information regarding all forms of compensation paid or payable by the Company for services in all capacities for the years indicated.


                                             SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM
                                                                                      COMPENSATION
                                                  ANNUAL COMPENSATION                    AWARDS
                                      -------------------------------------------     ------------
                                                                         OTHER                          ALL OTHER
     NAME AND                                 SALARY       BONUS     COMPENSATION     OPTIONS/SARS    COMPENSATION
PRINCIPAL POSITION                    YEAR      ($)         ($)           ($)              (#)             ($)
- -------------------------------------------------------------------------------------------------------------------
A. E. Benton,                         1995   $279,000     $50,000         (1)            125,000          $460(2)
Chief Executive Officer               1994    250,000           0                        250,000            473
                                      1993    165,000      50,000                        125,000            448

William H. Gumma                      1995    189,000      55,000         (1)             50,000            272(2)
Senior Vice President -               1994    175,000      20,000                        100,000            273
Operations                            1993    125,000      30,000                         50,000            195

Joseph C. White                       1995    116,000      20,000         (1)             15,000            902(2)
Vice President - Operations           1994     96,000           0                         40,000            902
                                      1993     90,000      10,000                              0            489

Clarence Cottman, III                 1995    105,000      15,000         (1)                  0            174(2)
Vice President -                      1994     95,000           0                         50,000            118
Business Development                  1993     85,000      20,000                         10,000            118

E. Sven Hagen                         1995     98,000      20,000         (1)             35,000             81(2)
Vice President - Exploration and      1994     84,000           0                         40,000             81
Development                           1993     65,000           0                              0             81

- ----------------------
(1) The aggregate amount of prerequisite compensation to be reported herein is less than the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer. No other annual compensation was paid or payable to the named executive officers in the years indicated.

(2) Represents premiums paid by the Company with respect to term life insurance for the benefit of the named executive officer.

   The following table shows information concerning options to purchase Common Stock granted to certain individuals during 1995.

                                       % OF TOTAL                                     GRANT
                                      OPTIONS/SARS      EXERCISE                      DATE
                                       GRANTED TO          OR                        PRESENT
                      OPTIONS/SARS    EMPLOYEES IN     BASE PRICE     EXPIRATION      VALUE
NAME                  GRANTED (#)      FISCAL YEAR       ($/SH)          DATE        ($) (1)
- ---------------------------------------------------------------------------------------------
A.E. Benton             125,000           22.8%         15.25         12/20/05     $803,750

William H. Gumma         50,000            9.1%         15.25         12/20/05      321,500

Joseph C. White          15,000            2.7%         15.25         12/20/05       96,450

E. Sven Hagen            20,000            3.7%         12.69          4/26/05      107,120

E. Sven Hagen            15,000            2.7%         15.25         12/20/05       96,450

- -------------------------

(1) To calculate the present value of option/SAR grants, the Company has used the Black-Scholes option pricing model. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The estimated value under that model for the stock option granted on April 26, 1995 is based on the assumptions that include (i) a stock price volatility of 35.0%, (ii) a risk-free rate of return based on a 10-year U.S. Treasury rate at the time of grant of 7.08%, and (iii) an option exercise term of ten years. The estimated values under that model for the stock options granted on December 20, 1995 are based on the assumptions that include (i) a stock price volatility of 35.0%, (ii) a risk-free rate of return based on a 10-year U.S. Treasury rate at the time of grant of 5.80% and (iii) an option exercise term of ten years. No adjustments were made for the non-transferability of the options or to reflect any risk of forfeiture prior to vesting. The Securities and Exchange Commission requires disclosure of the potential realizable value or present value of each grant. The Company's use of the Black-Scholes model to indicate the present value of each grant is not an endorsement of this valuation, which is based on certain assumptions, including the assumption that the option will be held for the full ten-year term prior to exercise.

        The following table provides information regarding the exercise of stock options during 1995 by certain individuals and the year-end value of unexercised options for certain individuals.


                               AGGREGATED OPTIONS/SAR EXERCISES IN 1995 AND YEAR-END OPTION/SAR VALUES

                                                             NUMBER OF UNEXERCISED           VALUE OF UNEXERCISED
                                                          OPTIONS/SARs AT YEAR-END (#)    IN-THE-MONEY OPTIONS/SARs ($)
                                                           ---------------------------   -------------------------------
                        SHARES ACQUIRED         VALUE
NAME                    ON EXERCISE (#)    REALIZED ($)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE       UNEXERCISABLE
- ------------------------------------------------------------------------------------------------------------------------
A.E. Benton                      0          $      0         726,667         333,333      $5,823,417         $1,536,458

William H. Gumma            15,000           151,650         276,667         133,333       2,113,517            614,583

Joseph C. White                  0                 0          63,334          41,666         576,667            203,333

Clarence Cottman, III       80,000           808,000          68,334          36,666         466,042            287,083

E. Sven Hagen               15,000           186,750          88,334          61,666         779,917            249,533


EMPLOYMENT AGREEMENTS

   In June 1995, the Board of Directors approved employment agreements with certain key employees of the Company (the "Employment Agreements"), which contain severance provisions in the event of a change in control of the Company. The Company has entered into similar agreements with other officers and key employees.

   Pursuant to each Employment Agreement, in the event of a proposed change in control (as defined in the Employment Agreement), the employee has agreed to remain with the Company until the earliest of (a) 180 days from the occurrence of such proposed change in control, (b) termination of the employee's employment by reason of death or disability (as defined in the Employment Agreement), or
(c) the date on which the employee first becomes entitled to receive benefits under the Employment Agreement by reason of disability or termination of his employment following a change in control. Except for this agreement by the employee to so remain employed by the Company, the Company or the employee may terminate the employee's employment prior to or after a change in control either immediately or after certain notice periods, subject to the Company's obligation to provide benefits specified in the Employment Agreement.

   Each Employment Agreement is for a period of either two or three years. In the event of a change in control, the term of the Employment Agreements will continue in effect for an additional 24 months after such change in control, subject to certain exceptions described therein. Following a change in control of the Company and for a period of 24 months following such event, if the employee is terminated without cause (as defined in the Employment Agreement) or if employment is terminated by the employee for good reason (as defined in the Employment Agreement), the employee is entitled to a cash severance payment equal to three times his annual base salary at the rate in effect prior to termination. The employee, and his dependents, will also be entitled to participate in all life, accidental death, medical and dental insurance plans of the Company in which the employee was entitled to participate at termination for a period of up to two years (and up to seven years in certain circumstances). However, such amounts will not be payable if termination is due to death, normal retirement, permanent disability, or voluntary action of the employee other than for good reason (as defined in the Employment Agreement), or by the Company for cause (as defined in the Employment Agreement) or if such payment is not deductible by the Company as a result of the operation of Section 280G of the Internal Revenue Code.

   Messrs. Benton and Gumma entered into employment agreements for terms of three years on June 26, 1995. Mr. Cottman entered into an employment agreement for a term of three years on July 11, 1994. Mr. Hagen entered into an employment agreement for a term of three years on April 26, 1995. Pursuant to the employment agreements, Mr. Benton's annual base salary was $300,000, Mr. Gumma's annual base salary was $200,000, Mr. Cottman's annual base salary was $95,000 and Mr. Hagen's annual base salary was $100,000. On December 30, 1994, Mr. Cottman's annual base salary was increased to $105,000. On December 20, 1995, Mr. Cottman's annual base salary was increased to $125,000 and Mr. Hagen's annual base salary was increased to $115,000. On January 3, 1996, Mr. Benton's annual base salary was increased to $425,000 and Mr. Gumma's annual base salary was increased to $275,000. Mr. Wray entered into an employment agreement for a term of three years on January 3, 1996. Pursuant to the agreement, Mr. Wray will serve as President and Chief Financial Officer with an annual base salary of $380,000. Salaries are reviewed annually and bonuses are within the discretion of the Board of Directors.


REMUNERATION OF DIRECTORS

   Directors are elected at the annual stockholders' meeting and hold office until the next annual stockholders' meeting and until their successors are elected and qualified. Directors who are not Company officers are paid a fee of $2,000 for each Board meeting attended, $500 for each committee meeting attended and $250 for participation in telephonic meetings. Directors are reimbursed for all travel and related expenses. Beginning July 1995, in addition to the fees paid per meeting, each director who is not a Company officer is paid an annual retainer of $20,000.

   Additionally, the Company's Director Stock Option Plan provides that each person who is elected to serve as a non-employee director of the Company is annually and automatically granted an option to purchase 10,000 shares of Common Stock at an exercise price equal to the market price on the date of grant.

   During 1995, Mr. Wray served as a consultant to the Company to provide financial advice. In consideration of such services, the Company paid Mr. Wray an aggregate of $246,000 during 1995 and reimbursed Mr. Wray for all travel and business related expenses. The Company provided Mr. Wray with use of a Company car for 1995. See "Certain Relationships and Related Transactions."


            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   The Compensation Committee of the Board of Directors has furnished the following report on executive compensation. This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Benton Oil and Gas Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

   COMPENSATION PHILOSOPHY. The Company's executive compensation philosophy has historically been and is currently focused on aligning the interests of its management team with those of its stockholders. In order to attract, maintain and reward its key management personnel, the Committee believes that it is appropriate to grant to these employees and to newly hired key personnel stock options as an integral part of their overall compensation. The Committee has no established criteria, formula or guidelines for determining the number of options to be granted. However, the Committee believes that granting stock options has the inherent benefit of directly aligning compensation to stock performance and thus to increase stockholder value. The Compensation Committee does not consider the amount of options or stock held by an executive officer or the Chief Executive Officer in determining the amount of options to award. The base salary, bonus and number of stock options granted to an individual is based upon the Committee's understanding of the performance of each individual determined after consultation and recommendations from the Chief Executive Officer and after a subjective performance review of each of the executive officers. Certain of the executive officers have entered into employment agreements with the Company which provided for an initial base salary with an annual review of such employee's salary by the Company. Although no relative weight is assigned to any particular factor in determining the elements and size of an executive officer's compensation, the Committee in 1995 considered the expansion of the Company's operations, particularly in Russia and Venezuela, and the expanded role and responsibility of the executive officers in the Company's international operations, as well as the base salary provisions set forth in certain of the executive officers' employment agreements.

   Generally, the Compensation Committee reviews published compensation data and proxies from other public companies on an annual basis when making compensation awards to the Company's executive officers. The Company has not hired any independent consultants to review similar companies, but from its general review of published compensation data and proxy statements from other public companies, the Compensation Committee believes that the cash compensation paid to its executives is comparable to what they could receive from other exploration and production companies, including consideration of the increases in base salaries which took effect June 26, 1995 and January 3, 1996.

   The Compensation Committee of the Board of Directors has not formalized a policy with respect to qualifying compensation paid to executive officers under
Section 162(m) of the Internal Revenue Code, but intends to study the Company's compensation plans to develop a formal policy, if necessary.

   CHIEF EXECUTIVE OFFICER COMPENSATION. In determining the 1995 salary, bonus and annual stock grants to Mr. Benton, Chief Executive Officer, the Committee considered the Company's successes in expanding its operations internationally and the significant contribution made thereto by Mr. Benton, with no relative weight assigned to any particular factor of the Company's operational performance. In addition, the Committee considered the base salary provision ($300,000) set forth in the June 26, 1995 employment agreement between the Company and Mr. Benton. Stock options for 125,000 shares were granted December 1995 at an exercise price of $15.25 per share. Mr. Benton's base salary was increased to $425,000 in January 1996. The Committee has no established measures of performance, guidelines or formula it uses when determining the number of stock options granted to the Chief Executive Officer and does not consider the number of options or stock held by the Chief Executive Officer in determining the number of options to award.


             RICHARD W. FETZNER             BRUCE M. MCINTYRE


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The members of the Compensation Committee of the Board of Directors during 1995 were Messrs. Wray, Fetzner and McIntyre. On January 3, 1996, Mr. Wray resigned from the Compensation Committee simultaneously with his election as President and Chief Financial Officer of the Company. Mr. Benton, Chief Executive Officer of the Company, made recommendations to the Compensation Committee regarding compensation levels of each of the other executive officers of the Company. On January 24, 1994, Mr. Wray entered into a consulting agreement with the Company to provide financial advice for a period of six months with compensation of $15,000 per month. In May 1994, as amended in January 1995, Mr. Wray's January consulting agreement was canceled and a new consulting agreement was entered into pursuant to which Mr. Wray provided financial advice through December 31, 1995, with compensation of $20,000 per month and the use of a Company car, with all travel and business related expenses reimbursed by the Company.

                          CORPORATE PERFORMANCE GRAPH

   The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent Benton Oil and Gas Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

   The graph below compares the yearly percentage change in the cumulative stockholder return on the Company's Common Stock with the cumulative total return of the Wilshire Domestic Oil Index and the S&P Composite - 500 Stock Index over the five-year period ending on December 31, 1995. The stockholder return shown on the graph below is not necessarily indicative of future performance.

    COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN OF BENTON COMMON STOCK,
             THE WILSHIRE DOMESTIC OIL INDEX AND THE S&P 500 INDEX


                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period                          S&P          DOMESTIC OIL
(Fiscal Year Covered)        BENTON         500 INDEX    INDEX
- --------------------         ----------     ---------    ------------
Measurement Pt- 12/31/90     $100           $100         $100
FYE  12/31/91                $103           $131         $ 94
FYE  12/31/92                $ 72           $141         $100
FYE  12/31/93                $ 62           $155         $109
FYE  12/31/94                $112           $157         $112
FYE  12/31/95                $185           $215         $130

TOTAL RETURNS ASSUME DIVIDENDS REINVESTED ON EX-DATE
FISCAL YEAR ENDED DECEMBER 31


   The Wilshire Domestic Oil Index, as prepared by Wilshire Associates Incorporated, is composed of companies that are classified as domestic oil companies under Standard Industrial Classification codes (1300-1399, 2900-2949, 5170-5179 and 5980-5989). After an individual review of each company, Wilshire Associates determines whether such company is primarily engaged in the domestic oil industry and is appropriate for its index. A list of the companies comprising the Wilshire Domestic Oil index will be provided, without charge, upon request to Investor Relations, Benton Oil and Gas Company, 1145 Eugenia Place, Suite 200, Carpinteria, California 93013, or can be obtained upon written request to Wilshire Associates Incorporated, 1299 Ocean Avenue, Santa Monica, California 90401.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   In January 1994, the Company entered into a consulting agreement with Mr. Wray, a director of the Company, to provide financial advice for a period of six months with compensation of $15,000 per month. Mr. Wray has significant experience in investment banking, financial management in the oil and gas industry and financial consulting. The fees payable pursuant to the consulting agreement were determined based upon negotiations with Mr. Wray, with compensation comparable to fees paid to unaffiliated management consultants and financial consultants. In May, 1994, as amended in January 1995, the Company entered into a new consulting agreement with Mr. Wray pursuant to which Mr. Wray provided advice through December 31, 1995, with compensation of $20,000 per month and the use of a Company car, with all travel and business related expenses reimbursed by the Company. The term and compensation arrangement were modified in recognition of the expertise actually provided by Mr. Wray and the Company's desire to retain his continued participation and service, as negotiated with Mr. Wray. Mr. Wray has been instrumental in negotiating and closing certain financing arrangements entered into by the Company since January 1994, and has provided insight and direction in the Company's efforts to pursue financing for its international projects. The Company believes that the fees paid to Mr. Wray pursuant to the consulting agreements were comparable to those fees that have been charged by independent consultants providing similar services. On January 3, 1996, Mr. Wray was elected President and Chief Financial Officer of the Company.

   On December 31, 1993, the Company guaranteed a loan made to Mr. A. E. Benton, its Chief Executive Officer, for $300,000. In January 1994, the Company loaned $800,000 to Mr. Benton with interest at prime plus 1.0%; in September 1994, Mr. Benton made a payment of $207,014 against this loan. In December 1995, the Company purchased a home from Mr. Benton for $1.73 million, based on two independent appraisals, and from the proceeds Mr. Benton repaid the balance owed to the Company of $592,986 plus accrued interest and the $300,000 loan guaranteed by the Company. The Company anticipates selling the home in 1996. The Company loaned Mr. Pratt $95,000 on November 11, 1993 on the same terms as the $800,000 loan to Mr. Benton, which is payable on demand by the Company.


                     PROPOSAL 2. -- AMENDMENT TO 1991-1992
                       STOCK OPTION PLAN (SEE EXHIBIT A)

   The stockholders are asked to approve an amendment to the Company's 1991-1992 Stock Option Plan (the "Plan") to increase the number of shares issuable pursuant to the plan from 2,500,000 shares to 3,400,000 shares. The plan, which was approved by the stockholders in July 1992, permits the granting of non-qualified stock options ("NQSOs") and incentive stock options ("ISOs") for up to 2,500,000 shares of Common Stock to officers and employees of the Company. As of May 24, 1996, there were approximately 40 employees of the Company and its subsidiaries who were eligible to receive options under the Plan, and 32 employees held outstanding options. As of May 24, 1996, options to purchase an aggregate of 148,033 shares of Common Stock had been exercised, options to purchase an aggregate amount of 2,439,467 shares of Common Stock at exercise prices ranging from $5.50 to $15.25 per share were outstanding, and no options remained available for grant under the Plan. The amount of options in excess of 2,500,000 shares is the result of options granted, which are subject to approval of the amendment to the Plan, to the two employees discussed on the subsequent page.

   Options may be granted as ISOs, NQSOs or a combination of each, with exercise prices not less than the fair market value of the common stock on the date of the grant. The amount of ISOs that may be granted to any one participant is subject to the dollar limitations imposed by the Internal Revenue Code of 1986, as amended. In the event of a change in control of the Company, all outstanding options become immediately exercisable to the extent permitted by the 1991-1992 Stock Option Plan. All options granted to date under the 1991-1992 Stock Option Plan vest ratably over a three-year period from their dates of grant.

   The Board of Directors approved the amendment after evaluating the Company's existing compensation programs. The Board of Directors believes that approval of the amendment will be in the best interests of the Company and its stockholders by permitting the Company to continue to utilize stock options as a means to attract, retain and motivate key employees who are in a position to contribute to the success of the Company, by aligning the interests of key employees with the interests of stockholders, and to enable the Company to compete effectively for the services of such employees.

   The Plan may be amended, modified or terminated by the Board of Directors at any time, subject to approval by the stockholders if required by federal or state law or other regulation, and provided that the Plan is not amended more than once every six months. The rights of optionees may not be materially impaired without their consent.

   Because options granted under the Plan are granted by the discretion of the Compensation Committee of the Board of Directors, it is not possible to determine the amount of options that may be granted to the executive officers listed in the Compensation Table or to the executive officers or the employees as a whole, if the amendment to the Plan is approved. As of the date of this Proxy Statement, no determination has been made regarding the identity of the employees to whom options may be granted with respect to any of the additional options issuable under the Plan, or the number of options that will be granted to any employee if the amendment is approved except as set forth below:

                          1991-1992 STOCK OPTION PLAN

NAME                                              DOLLAR VALUE      NUMBER OF OPTIONS
- -------------------------------------------------------------------------------------
A.E. Benton                                       $      0                   0

William H. Gumma                                         0                   0

Joseph C. White                                          0                   0

E. Sven Hagen                                            0                   0

Clarence Cottman, III                                    0                   0

Executive Group (1)                                412,500             150,000

Non-Executive Director Group                             0                   0

Non-Executive Officer Employee Group (2)           153,125              25,000


(1) Options were granted to Mr. Wray, President and Chief Financial Officer of the Company, subject to approval of the amendment to the Plan. The dollar value of the option is based upon the difference between the stock's closing price on June 6, 1996 and the option's strike price multiplied by the number of options.
(2) Options were granted to one employee upon her employment with the Company subject to approval of the amendment to the Plan. The dollar value of the option is based upon the difference between the stock's closing price on June 6, 1996 and the option's strike price multiplied by the number of options.

   In January 1996, the Board of Directors approved an amendment to the Plan to increase the number of shares issuable pursuant to the Plan from 2,500,000 shares to 3,400,000 shares. The Board of Directors recommends that the amendment to the Plan be approved by the stockholders of the Company in recognition of the valuable service provided by the Company's officers and employees and as incentive for officers and employees, aligned with stockholders, to continue to devote their time and effort to maximizing stockholder value.

   The affirmative vote of the holders of a majority of the shares present or represented, and entitled to vote, is required for approval of the amendment to the Plan. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF APPROVING THE AMENDMENT TO THE 1991-1992 STOCK OPTION PLAN.


                 PROPOSAL 3. - INDEPENDENT PUBLIC ACCOUNTANTS

   The stockholders are asked to approve and ratify the Board of Directors' appointment of Deloitte & Touche LLP as the independent auditors of the Company for the purpose of auditing and reporting upon the financial statements of the Company for the fiscal year ending December 31, 1996. Deloitte & Touche LLP has been performing services of an accounting and auditing nature for the Company since its inception. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting. At that time, such representatives will have an opportunity to make a statement, if they desire to do so, and will be able to respond to appropriate questions.

   An affirmative vote of the holders of a majority of the shares present or represented, and entitled to vote, is required for approval. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE APPROVAL AND RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

   Proxies returned by stockholders will be voted FOR the approval of Deloitte & Touche LLP as independent auditors of the Company unless otherwise directed in the Proxy.

                             FINANCIAL STATEMENTS

   The financial statements of the Company are not included in this Proxy Statement as they are not deemed material to the exercise of prudent judgment by the stockholders with respect to any proposal to be submitted at this Annual Meeting. The Annual Report of the Company for the year ended December 31, 1995, including the audited financial statements contained therein, is enclosed with this Proxy Statement, but such Annual Report is not deemed to be part of the proxy soliciting material.


                            STOCKHOLDERS' PROPOSALS

   Stockholders' proposals intended for inclusion in the Proxy material solicited by the Company for the 1997 Annual Meeting of Stockholders must be received at the Company's executive offices not later than March 12, 1997. The Company is not required to include in its Proxy Statement or form of proxy a stockholder proposal which is received after the date or which otherwise fails to meet requirements for stockholders' proposals established by regulations of the Securities and Exchange Commission.

                                    GENERAL

   The Proxy is solicited by management and confers discretionary authority to vote on other matters which may properly come before the meeting or any adjournment thereof, but the Board of Directors does not know of any matter to be brought before the Annual Meeting other than the matters referred to in the Notice of Annual Meeting of Stockholders and matters incident thereto. The persons named in the Proxy solicited by management will vote all properly executed Proxies. If a stockholder specifies on such Proxy a choice with respect to a proposal to be acted upon, the Proxy will be voted in accordance with such specifications. Where no choice is specified, the Proxy will be voted FOR Proposals One, Two and Three. If any matter not set forth in the Notice of Annual Meeting of Stockholders is properly brought before the Annual Meeting, such persons will vote thereon in accordance with their best judgment. The presence at the Annual Meeting in person or by Proxy of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum as prescribed by the Bylaws of the Company.

   The entire cost of soliciting proxies for the Annual Meeting will be borne by the Company. Corporate Investor Communications, Inc. has been retained by the Company to assist in the solicitation of proxies at a cost of $4,000 plus reimbursement of reasonable out-of-pocket expenses. Proxies may also be solicited by officers, directors and regular employees of the Company personally, by mail, or by telephone or telegraph, and the Company may reimburse brokers, custodian banks, nominees and other fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy material to their principals.

                                        By Order of the Board of Directors



                                        A. E.  BENTON
                                        Chairman of the Board and
                                        Chief Executive Officer


June 6, 1996

                                   EXHIBIT A
                           BENTON OIL AND GAS COMPANY
                      RESTATED 1991-1992 STOCK OPTION PLAN


I. PURPOSE

   The purpose of this 1991-1992 Stock Option Plan (the "Plan") is to enable Benton Oil and Gas Company (the "Company"), and such of its subsidiaries (as defined in Section 424(f) of the Internal Revenue Code of 1986 (the "Code")) as the Board of Directors of the Company (the "Board") shall from time to time designate ("Participating Subsidiaries"), to attract and retain qualified employees, and to provide such persons with additional motivation to advance the interests of the Company and its Participating Subsidiaries. The Plan provides for the grant of Stock Options, Limited Rights and Supplemental Bonuses to employees of the Company.


II.  CERTAIN DEFINITIONS

   2.1  "Change of Control".  The term "Change of Control" shall mean any of the
         -----------------
following events:

        (A) any Person, as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than Company, any trustee or other fiduciary holding securities under an employee benefit plan of Company, or any company owned, directly or indirectly, by the stockholders of Company in substantially the same proportions as their ownership of stock of Company) is or becomes the "Beneficial Owner" as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of 25% or more of the combined voting power of Company's outstanding securities;

        (B) individuals who constitute the Board on the effective date of the Plan (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any Person becoming a director subsequent to such effective date whose election, or nomination for election by Company's stockholders, was approved by a vote of at least a majority of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (B), considered as though such Person were a member of the Incumbent Board.

        (C) the stockholders of the Company shall approve a merger, consolidation, recapitalization, or reorganization of the Company, a reverse stock split of outstanding voting securities, or consummation of any such transaction if stockholder approval is not obtained, other than (1) any such transaction which would result in at least 50% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being "Beneficially Owned" (as defined above) by 75% or more of the holders of outstanding voting securities of the Company immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction, or (2) a merger or consolidation effected to implement a recapitalization of Company (or similar transaction) in which no "Person" (as defined above) acquires more than 25% of the combined voting power of the Company's then outstanding securities; or

        (D) the stockholders of Company approve a plan of complete liquidation of Company or an agreement for the sale or disposition by Company of all or substantially all of Company's assets.

   Notwithstanding anything in the foregoing to the contrary, no Change of Control shall be deemed to have occurred with respect to any particular Employee by virtue of any transaction which results in such Employee, or a group of Persons which includes such Employee, acquiring, directly or indirectly, 25% or more of the combined voting power of the Company's outstanding securities.

   2.2  "Common Stock".  Common Stock means Common Stock, par value $0.01 share
         ------------
of the Company.

   2.3  "Disinterested Person".  A Disinterested Person is a person who, at the
         --------------------
time he exercises discretion in administering the Plan, qualifies as a "disinterested person" under Rule 16b-3(c)(2) under the Exchange Act.

   2.4  "Employee".  An Employee is an employee of the Company or any
         --------
Participating Subsidiary.

   2.5  "Exchange Act".  "Exchange Act" means the Securities Exchange Act of
         ------------
1934, as amended from time to time.

   2.6  "Fair Market Value".  The Fair Market Value of a share of Common Stock
         -----------------
on any date shall be the closing price of Common Stock as reported in the Wall Street Journal for securities listed on the NASDAQ for the date in question, or if no such closing price is available, the closing price on the next preceding date for which a closing price was so reported, unless otherwise specified by the Subcommittee.

   2.7  "Limited Right".  A Limited Right is the right to receive payment, in
         -------------
cash, following a Change of Control, of an amount equal to the product computed by multiplying (i) the excess of (A) the higher of (x) the Minimum Price Per Share, if the Change of Control occurs as a result of a Transaction, tender offer or exchange offer, or (y) the highest Fair Market Value per share during the period commencing thirty days prior to the Change of Control and ending immediately prior to the date the Limited Right is exercised, over (B) the Option Price per share under the Stock Option to which such Limited Right relates, by (ii) the number of shares of Common Stock as to which such Limited Right is being exercised provided that, in the case of any ISO, the amount computed under part (A) of the foregoing formula shall be equal to the Fair Market Value of Common Stock on the date the Limited Right is in fact exercised, and provided further that, in the case of any other Limited Right that has not been outstanding at least seven months at the time the Change of Control occurs, the amount computed under part (A) of the foregoing formula shall be equal to the highest amount that could be computed under part (y) of such formula using a Fair Market Value that first became determinable six months or more after the date of grant of the Limited Right (with such Fair Market Value otherwise determined in accordance with the foregoing formula).

   2.8  "Minimum Price Per Share".  Minimum Price Per Share means the highest
         -----------------------
gross price (before brokerage commissions and soliciting dealer's fees) paid or to be paid for a share of Common Stock (whether by way of exchange, conversion, distribution or upon liquidation or otherwise) in any Transaction, tender offer or exchange offer occurring prior to the date on which such Limited Right is exercised. If the consideration paid or to be paid in any such Transaction, tender offer or exchange offer shall consist, in whole or in part, of consideration other than cash, the Subcommittee shall take such action, as in its judgment it deems appropriate, to establish the cash value of such consideration, but such valuation shall not be less than the value, if any, attributed to such consideration in writing by any party to such Transaction, tender offer or exchange offer other than the Company.

   2.9  "Participant".  A Participant is an Employee to whom a Stock Option,
         -----------
Limited Right or Supplemental Bonus is granted.

   2.10 "Stock Option".  A Stock Option is the right granted under the Plan to
         ------------
an Employee to purchase, at such time or times and at such price or prices ("Option Price") as are determined by the Subcommittee, the number of shares of Common Stock determined by the Subcommittee.

   2.11   "Subcommittee".  Subcommittee means the Committee described in Section
           ------------
IV.

   2.12 "Supplemental Bonus".  A Supplemental Bonus is the right to receive
         ------------------
payment, in shares of Common Stock, cash or a combination of shares of Common Stock and cash, of an amount specified by the Subcommittee pursuant to Section 7.6.

   2.13 "Transaction".  A Transaction is (A) any consolidation or merger of the
         -----------
Company in which the Company is not the surviving corporation other than a merger solely to effect a reincorporation or a merger of the Company as to which stockholder approval is not required pursuant to Sections 251(f) or 253 of the Delaware General Corporation Law, (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of 50% or more of the assets or earnings power of the Company, or (C) the adoption of any plan or proposal for the liquidation or dissolution of the Company.

   For purposes of this Plan, the Subcommittee may, by resolution, clarify the date as of which a Change of Control shall be deemed to have occurred.

III. INCENTIVE STOCK OPTIONS AND NONSTATUTORY STOCK OPTIONS

   The Stock Options granted under the Plan may be either:

   (a) Incentive Stock Options ("ISOs") which are intended to be "incentive stock options" as that term is defined in Section 422 of the Code: or

   (b) Nonstatutory Stock Options ("NSOs") which are intended to be options that do not qualify as "incentive stock options" under Section 422 of the Code.

   The individual Option Agreement(s) shall clearly designate whether the Stock Options granted are ISOs or NSOs. Subject to other provisions of the Plan, a Participant may receive ISOs and NSOs at the same time, provided that the ISOs and NSOs are clearly designated as such.

   Except as otherwise expressly provided herein, all of the provisions and requirements of the Plan relating to Stock Options shall apply to ISOs and NSOs.


IV.  ADMINISTRATION

   4.1  Subcommittee.  The Plan shall be administered by a Subcommittee of the
        -------------
Compensation Committee of the Board. The Subcommittee shall consist of at least two members of the Board of Directors who are not employed by the Company and who shall be Disinterested Persons. Subject to the provisions of the Plan, the Subcommittee shall have full authority to administer the Plan, including authority to grant awards under the Plan and determine the terms thereof, to interpret and construe any provision of the Plan and any Stock Option, Limited Right or Supplemental Bonus granted thereunder, to adopt such rules and regulations for administering the Plan, including those it may deem necessary in order to comply with the requirements of the Code or in order that Stock Options that are intended to be ISOs will be classified as incentive stock options under the Code, or in order to conform to any regulation or to any change in any law or regulation applicable thereto and to make all other decisions and determinations under the plan.

   4.2  Actions of Subcommittee.  All actions taken and all interpretations and
        ------------------------
determinations made by the Subcommittee in good faith (including determinations of Fair Market Value) shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Subcommittee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the Subcommittee shall, in addition to their rights as directors, be fully protected by the Company with respect to any such action, determination or interpretation.


V. ELIGIBILITY AND PARTICIPATION

   5.1  Eligible Employees.  Grants of Stock Options, Limited Rights and
        -------------------
Supplemental Bonuses may be made to Employees. Any director of the Company or of a Participating Subsidiary who is also an Employee shall also be eligible, but directors who are not Employees shall not be eligible, to receive Stock Options, Limited Rights and Supplemental Bonuses under the Plan. The Subcommittee shall from time to time determine the Employees to whom Stock Options shall be granted, the number of shares of Common Stock subject to each Stock Option to be granted to each such Employee, the Option Price of such Stock Options and the terms and conditions of such Stock Options, subject to the provisions of this Plan.

   5.2  Option Price.  Except as otherwise provided in Section 7.8, the Option
        -------------
Price of any ISO or NSO shall not be less than the Fair Market Value of a share of Common Stock on the date on which the Stock Option is granted and shall not be less than par value of Common Stock. If an ISO is granted to an Employee who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company, the Option Price of such ISO shall be at least 110% of the Fair Market Value of the Common Stock subject to the ISO on the date such ISO is granted, and such ISO shall not be exercisable after five years after the date on which it was granted.

   5.3  Option Agreement.  Each Stock Option shall be evidenced by a written
        ----------------
agreement ("Option Agreement") containing such terms and provisions as the Subcommittee may determine, subject to the provisions of this Plan.

VI.  SHARES OF COMMON STOCK SUBJECT TO THE PLAN

   6.1  Maximum Number.  The maximum aggregate number of shares of Common Stock
        --------------
that may be issued under the Plan shall be 3,400,000 shares, subject to
                                           ---------
adjustment as provided in Section 6.2. Such shares may be authorized and unissued shares or may be treasury shares. The aggregate Fair Market Value (determined as of the time the ISO is granted) of the Common Stock as to which all ISOs granted to an individual may first become exercisable in a particular calendar year may not exceed $100,000, provided that to the extent that Stock Options intended to be ISOs (together with all incentive stock options granted under other Company plans to such individual) become exercisable in a given year in excess of this limit, such Stock Options shall be deemed to be NSOs and shall be exercisable as such. If any shares of Common Stock subject to Stock Options are not purchased or otherwise paid for before such Stock Options expire or otherwise terminate, unless such Stock Options are surrendered upon exercise of Limited Rights, such shares may again be made subject to Stock Options or otherwise issued under the Plan. Shares shall be treated as issued under the Plan and counted against the limitation set forth in this Section 6.1, including with respect to the payment of Supplemental Bonuses, in a manner that complies with applicable requirements under Rule 16b-3 under the Exchange Act.

   6.2  Capital Changes.  In the event any changes are made to the shares of
        ---------------
Common Stock (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend in excess of one percent (1%) at any single time, stock split, combination of shares, exchange of shares, extraordinary cash dividend, change in corporate structure or otherwise), the Subcommittee shall, in order to prevent dilution or enlargement of Participants' rights, make appropriate adjustments in: (i) the number and kind of shares theretofore made subject to Stock Options, and in the Option Price of said shares; and (ii) the aggregate number of shares which may be issued under the Plan. If any of the foregoing adjustments shall result in a fractional share, the fraction shall be disregarded, and the Company shall have no obligation to make any cash or other payment with respect to such a fractional share.


VII. EXERCISE OF STOCK OPTIONS

   7.1  Time of Exercise.  Subject to the provisions of the Plan, including
        ----------------
without limitation Section 7.7, the Subcommittee, in its discretion, shall determine the time when a Stock Option, or a portion of a Stock Option, shall become exercisable, and the time when a Stock Option, or a portion of a Stock Option, shall expire. Such time or times shall be set forth in the Option Agreement evidencing such Stock Option. An ISO shall expire, to the extent not exercised, no later than the tenth anniversary of the date on which it was granted, and an NSO shall expire, to the extent not exercised, no later than 10 years and one day after the date on which it was granted. The Subcommittee may accelerate the vesting of any Participant's Stock Option by giving written notice to the Participant. Unless otherwise determined by the Subcommittee, the acceleration of the exercise period of a Stock Option shall not affect the expiration date of that Stock Option.

   7.2  Surrender of Shares in Payment of Exercise Price.  The Subcommittee, in
        ------------------------------------------------
its sole discretion, may permit a Participant to surrender to the Company shares of the Common Stock as part or full payment for the exercise of a Stock Option. Such surrendered shares shall be valued at their Fair Market Value on the date of exercise. Unless otherwise determined by the Subcommittee, any such shares surrendered by the Participant shall have been held by him for at least six months prior to surrender.

   7.3  Use of Promissory Note; Exercise Loans.  The Subcommittee may, in its
        --------------------------------------
sole discretion, impose terms and conditions, including conditions relating to the manner and timing of payments of the Option Price, on the exercise of Stock Options. Such terms and conditions may include, but are not limited to, permitting a Participant to deliver to the Company his promissory note as payment for the exercise of a Stock Option; provided that, with respect to any promissory note given as payment or partial payment for the exercise of an ISO, all terms of such note shall be determined at the time a Stock Option is granted and set forth in the Option Agreement. The Subcommittee, in its sole discretion, may authorize the Company to make a loan to a Participant in connection with the exercise of Stock Options, or authorize the Company to arrange or guaranty loans to a Participant by a third party, including in connection with broker-assisted cashless exercises. The foregoing notwithstanding, a Participant shall pay at least the par value of the Common Stock to be acquired upon exercise of a Stock Option in the form of lawful consideration under the Delaware General Corporation Law prior to issuance of such shares.

   7.4  Stock Restriction Agreement.  The Subcommittee may provide that shares
        ---------------------------
of Common Stock issuable upon the exercise of a Stock Option shall, under certain conditions, be subject to restrictions whereby the Company has a right of first refusal with respect to such shares or a right or obligation to repurchase all or a portion of such shares, which restrictions may survive a Participant's term of employment with the Company. The acceleration of time or times at which the Stock Option becomes exercisable may be conditioned upon the Participant's agreement to such restrictions.

   7.5  Termination of Employment Before Exercise.  If a Participant's
        -----------------------------------------
employment with the Company or a Participating Subsidiary shall terminate for any reason other than the Participant's disability, any ISO then held by the Participant, to the extent then exercisable under the applicable Option Agreement(s), shall remain exercisable after the termination of his employment for a period of three months. If the Participant's employment is terminated because the Participant is disabled within the meaning of Section 22(e)(3) of the Code, any ISO then held by the Participant, to the extent then exercisable under the applicable Option Agreement(s), shall remain exercisable after the termination of his employment for a period of one year (but in no event beyond ten years from the date of grant of the ISO). If the Stock Option is not exercised during the applicable period, it shall be deemed to have been forfeited and of no further force or effect. The period and extent to which an NSO may be exercised following termination of employment shall be determined by the Subcommittee.

   7.6  Grant of Supplemental Bonuses.  The Subcommittee, either at the time of
        -----------------------------
grant or at any time prior to exercise of any NSO or Limited Right, may provide for a Supplemental Bonus from the Company or Participating Subsidiary in connection with a specified number of shares of Common Stock then purchasable, or which may become purchasable, under an NSO, or a specified number of Limited Rights which may be or become exercisable. A Supplemental Bonus shall be automatically payable upon the exercise of the NSO or Limited Right with regard to which such Supplemental Bonus was granted. A Supplemental Bonus shall not exceed the amount necessary to reimburse the Participant for the income tax liability incurred by him upon the exercise of the NSO or upon the exercise of such Limited Right, calculated using the maximum combined federal and applicable state income tax rates then in effect and taking into account the tax liability arising from the Participant's receipt of the Supplemental Bonus, all as determined by the Subcommittee. The Subcommittee may, in its discretion, elect to pay any part or all of the Supplemental Bonus in: (i) cash; (ii) shares of Common Stock; or (iii) any combination of cash and shares of Common Stock; provided that bonuses payable in respect of Limited Rights shall be payable only in cash. The Subcommittee's election shall be made by giving written notice to the Participant not later than 90 days after the related exercise, which notice shall specify the portion which the Subcommittee elects to pay in cash, shares of Common Stock or a combination thereof. In the event any portion is to be paid in shares of Common Stock, the number of shares to be delivered shall be determined by dividing the amount which the subcommittee elects to pay in shares of Common Stock by the Fair Market Value of one share of Common Stock on the date of exercise. Any fractional share resulting from any such calculation shall be disregarded. Said shares, together with any cash payable to the Participant, shall be delivered within said 90-day period.

   7.7  Option Vesting Upon Change of Control of The Company.  In the event of a
        ----------------------------------------------------
Change of Control of the Company, the vesting of Stock Options granted pursuant to the Plan shall automatically be accelerated, so that all Stock Options outstanding at the time of such Change of Control will be exercisable immediately except as otherwise provided in Section 2.1.

   7.8  Stand-Alone, Additional, Tandem, and Substitute Awards.  Awards granted
        -------------------------------------------------------
under the Plan may, in the discretion of the Subcommittee, be granted either alone or in addition to, in tandem with, or in substitution for, any other award granted under the Plan or any other plan of the Company or any Participating Subsidiary or any other right of a Participant to receive payment from the Company or any Participating Subsidiary. If an award is granted in substitution for another such award, the Committee shall require the surrender of such other award in consideration for the grant of the new award. Awards granted in addition to or in tandem with other awards may be granted either as of the same time as or a different time from the grant of such other awards. The per share Option Price of any Stock Option:

        (A) Granted in substitution for an outstanding award shall be not less than the lesser of the Fair Market Value of a share of Common Stock at the date such substitute award is granted or such Fair Market Value at that date reduced to reflect the fair market value (as determined by the Subcommittee) at that date of the award required to be surrendered by the Participant as a condition to receipt of the substitute award; or

        (B) Retroactively granted in tandem with an outstanding award shall be not less than the lesser of the Fair Market Value of a share of Common Stock at the date of grant of the later award or at the date of grant of the earlier award.

   Except for the Option Price required to be paid upon the exercise of Stock Options and except as provided in this Section 7.8, only services may be required as consideration for the grant of any award under the Plan.

VIII.  LIMITED RIGHTS

   8.1  Grant of Limited Rights.  The Subcommittee may in its discretion grant
        ------------------------
Limited Rights to a Participant concurrently with the grant of each ISO or at any time with respect to any NSO. Such Limited Rights shall be exercisable with respect to the number of shares of Common Stock which are, or may become, purchasable under any such Stock Option. The Subcommittee may, in its discretion, specify the terms and conditions of such rights, including without limitation the date or dates upon which such rights shall expire and become void and unexercisable, except that Limited Rights granted with respect to an ISO shall only be exercisable, and shall expire, at the time or times the ISO is exercisable and expires, respectively. In any event, a Limited Right shall not be exercisable within six months from the date of grant of the Limited Right. Each Participant to whom Limited Rights are granted shall be given written notice advising him of the grant of such rights and specifying the terms and conditions of the rights, which shall be subject to all the provisions of this Plan.

   8.2  Exercise of Limited Rights.  Subject to the limitations set forth in
        --------------------------
Section 8.1, a Limited Right may be exercised only during the period beginning on the first day following the occurrence of a Change of Control and ending on the sixtieth day following such date; provided, however, that if the Change of Control occurs prior to the expiration of six months after the date of grant of a Limited Right, then such Limited Right shall be exercisable for a period of 60 days following expiration of such six-month period. Upon the occurrence of a tender or exchange offer constituting a Change of Control, a Limited Right may be exercised in such manner regardless of whether the Board supports or opposes such tender or exchange offer. A Participant shall exercise his Limited Rights by delivering a written notice to the Subcommittee specifying the number of shares with respect to which he exercises Limited Rights and agreeing to surrender the right to purchase an equivalent number of shares of Common Stock subject to his Stock Option. If a Participant exercises Limited Rights, payment of his Limited Rights shall be made in accordance with Section 8.3 on or before the thirtieth day after the date of exercise of the Limited Rights. A Limited Right shall remain exercisable during the exercise periods specified in accordance with Section 8.1 and this Section in the event of a termination of employment of the Participant holding the Limited Right after a Change of Control. Notwithstanding the above, upon a termination of the employment of the holder of the Limited Right before the occurrence of any Change of Control, the Limited Right shall expire immediately.

   8.3  Form of Payment.  If a Participant elects to exercise Limited Rights as
        ---------------
provided in Section 8.2, the Company shall pay to the Participant in cash the amount set forth in Section 2.7 hereof, calculated with respect to the shares as to which the Participant has exercised Limited Rights, within thirty days of the date of exercise of the Limited Rights. If such amount is not paid in full within the prescribed period, the Company shall be liable to such Participant for the costs of collection of such amount, including attorney's fees.

   8.4  Termination.  When a Limited Right is exercised, the Stock Option to
        -----------
which it relates, if any, shall cease to be exercisable to the extent of the number of shares of Common Stock with respect to which such Limited Right was exercised. Upon the exercise or termination of a Stock Option, any Limited Right granted with respect thereto shall terminate to the extent of the number of shares as to which such Stock Option was exercised or terminated.


IX.  NO CONTRACT OF EMPLOYMENT

   Nothing in this Plan shall confer upon the Participant the right to continue in the employ of the Company, or any Participating Subsidiary, nor shall it interfere in any way with the right of the Company, or any such Participating Subsidiary, to discharge the Participant at any time for any reason whatsoever, with or without cause. Nothing in this Article IX shall affect any rights or obligations of the Company or any Participant under any written contract of employment.


X. NO RIGHTS AS A STOCKHOLDER

   A Participant shall have no rights as a stockholder with respect to any shares of Common Stock subject to a Stock Option, until such Stock Option is exercised. Except as provided in Section 6.2, no adjustment shall be made in the number of shares of Common Stock issued to a Participant, or in any other rights of the Participant upon exercise of a Stock Option by reason of any dividend, distribution or other right granted to stockholders for which the record date is prior to the date of exercise of the Participant's Stock Option.

XI. NON-TRANSFERABILITY

   No Stock Option, Limited Right or Supplemental Bonus right granted under this Plan, nor any other rights acquired by a Participant under this Plan, shall be assignable or transferable by a Participant, other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined under the Internal Revenue Code or Title I of the Employee Retirement Income Security Act of 1974, and any ISO shall be exercisable, during his lifetime, only by him. In the event of a Participant's death, the Stock Option or any Limited Right or Supplemental Bonus right may be exercised by the Personal Representative of the Participant's estate or, if no Personal Representative has been appointed, by the successor or successors in interest determined under the Participant's will or under the applicable laws of descent and distribution.


XII. COMPLIANCE WITH RULE 16B-3

   It is the intent of the Company that the Plan comply in all respects with Rule 16b-3 under the Exchange Act in connection with any award granted to a person who is subject to Section 16 of the Exchange Act. Accordingly, if any provision of the Plan or any agreement hereunder does not comply with the requirements of Rule 16b-3 as then applicable to any such person, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements with respect to such person.


XIII. AMENDMENT

   The Company by action of the Board may amend, modify or terminate this Plan at any time or, by action of the Subcommittee may amend, modify or terminate any outstanding Option Agreement, except that any such amendment, modification or termination of the Plan shall be subject to the approval of the Company's stockholders within one year after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may be listed or quoted, or if the Board in its discretion determines that obtaining such stockholder approval is for any reason advisable. Moreover, no action may be taken by the Company without the consent of the affected Participant which will materially impair the rights of any Participant under any award then outstanding or which will prevent an ISO from continuing to qualify under
Section 422 of the Code.


XIV. REGISTRATION OF OPTIONED SHARES

   No Stock Option shall be exercisable unless the Company's sale of such optioned shares is pursuant to an applicable effective registration statement under the Securities Act of 1933, as amended, or unless, in the opinion of counsel to the Company, the Company's sale of such optioned shares would be exempt from the registration requirements of the Securities Act of 1933, as amended, and unless, in the opinion of such counsel, such sale would be exempt from the registration or qualification requirements of applicable state securities law.


XV.  WITHHOLDING TAXES

   The Company or a Participating Subsidiary may take such steps as the Subcommittee may deem necessary or appropriate for the withholding of any taxes which the Company or the Participating Subsidiary is required by any law or regulation or any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Stock Option, Limited Right or Supplemental Bonus, and to take such other action as the Subcommittee may deem necessary or advisable to enable the Company and Participants to satisfy obligations for the payment of tax liabilities in excess of such withholding obligations relating to any such award. This authority shall include authority to withhold or receive shares or other property and to make cash payments in respect thereof in satisfaction of Participant's tax obligations.

XVI. FINANCING ARRANGEMENTS

   The Subcommittee, in its discretion, may enter into arrangements with one or more banks, brokers or other financial institutions to facilitate the exercise, and the disposition of shares acquired upon exercise of Stock Options or Supplemental Bonuses, including, without limitation, arrangements for the simultaneous exercise of Stock Options (including a related Supplemental Bonus), and sale of the shares acquired upon such exercise.


XVII. NONEXCLUSIVITY OF THE PLAN

   Neither the adoption of the Plan by the Board nor the submission of the Plan to stockholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board to adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Company or any subsidiary now has lawfully put into effect, including, without limitation, any retirement, pension, savings and stock purchase plan, insurance, death and disability benefits and executive short-term incentive plans.


XVIII.  EFFECTIVE DATE

   This Plan was adopted by the Board of Directors and became effective on September 26, 1991 and was approved by the Company's stockholders at the annual stockholders' meeting in 1992 by the affirmative votes of the holders of a majority of shares present in person or represented by proxy, and entitled to vote at such meeting, or any adjournment thereof, or by the written consent of the holders of a majority of shares entitled to vote, in each case in accordance with applicable provisions of the Delaware General Corporation Law. Any Stock Options, Limited Rights, or Supplemental Bonus granted under the Plan prior to such approval of stockholders shall be effective when granted (unless, with respect to any such award, the Subcommittee specifies otherwise at the time of grant), but no such award may be exercised prior to such stockholder approval, and if stockholders fail to approve the Plan as specified hereunder, any such award shall be cancelled. No ISO shall be granted subsequent to ten years after the effective date of the Plan. Unless earlier terminated by the Board, the Plan shall terminate when no shares of Common Stock remain reserved and available for issuance and the Company has no further obligation with respect to any award granted under the Plan.

P R O X Y

                           BENTON OIL AND GAS COMPANY

      PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
                                  STOCKHOLDERS
                                 JULY 10, 1996

The undersigned hereby appoints A.E. Benton and Gregory S. Grabar, and each of them, with full power of substitution, as proxies to represent the undersigned at the Annual Meeting of Stockholders of Benton Oil and Gas Company (the "Company") and any adjournments or postponements thereof and to vote all shares of common stock the undersigned would be entitled to vote as indicated upon all matters referred to herein and in their discretion upon any other matters which may properly come before the meeting.


                          (CONTINUED ON REVERSE SIDE)

Please mark your votes this way [X]


THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THE SHARES WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3.


1. ELECTION OF DIRECTORS:

   FOR all nominees listed below                     FOR
   (except as marked to the contrary below).         [_]

   WITHHOLD AUTHORITY to                           WITHHELD
   vote for all nominees listed below.               [_]

   A.E. Benton, William H. Gumma, Bruce M. McIntyre, Michael B. Wray, Richard W. Fetzner, Garrett A. Garrettson.

   (INSTRUCTION: To withhold authority for any individual nominee, write the nominee's name on the space provided below.)

   -------------------------------------------------------------------------

2. To approve an amendment to the Company's 1991-1992 Stock Option Plan to increase the number of shares authorized to be issued thereunder from 2,500,000 shares to 3,400,000 shares.

                 FOR   [_]       AGAINST   [_]       ABSTAIN  [_]

3. To approve and ratify the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending December 31, 1996.

                 FOR   [_]       AGAINST   [_]       ABSTAIN  [_]

4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

                 FOR   [_]       AGAINST   [_]       ABSTAIN  [_]

If the shares are issued in the name of two or more persons, each person should sign the Proxy. If the shares are issued in the name of a corporation or a partnership, please sign in the corporate name, by President or other authorized officer, or in the partnership name, by an authorized person.

Please sign exactly as your name appears and return this Proxy promptly in the accompanying postage-paid envelope. When signing as an Attorney, Executor, Administrator, Trustee, Guardian or in any other representative capacity, please give your full title as such.


Signature(s)________________________________   Date__________________________


                PLEASE DATE, SIGN AND MAIL YOUR PROXY PROMPTLY